Exhibit 10.32

CLASS A COMMON STOCK AND WARRANT

PURCHASE AGREEMENT

THIS CLASS A COMMON STOCK AND WARRANT PURCHASE AGREEMENT dated as of January 28, 2008 (this “Agreement”), is executed by and among MCP-MSC Equity Investment, LLC, a Delaware limited liability company (“Purchaser”) and MCP-MSC Acquisition, Inc. (the “Company”). The Purchaser and the Company are collectively referred to herein as the “Parties,” and individually as a “Party.”

WHEREAS, effective at the close of business on January 28, 2008, (the “Effective Time”) the Company desires to sell to Purchaser shares of Class A Common Stock of the Company (“Class A Common”), par value $0.001, and warrants to purchase common stock, par value $0.001 of the Company (the “Common Stock”) (“Warrants”, collective with the Class A Common, the “Shares”); and

WHEREAS, Purchaser desires to purchase the Shares from the Company.

NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, whose obligations shall be several and not joint, hereto agree as follows:

1.	Purchase and Sale of Units

1.1.	Purchase and Sale of Shares. In reliance upon the representations and warranties contained herein, and subject to the terms and conditions hereof the Company shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from the Company, the number of Class A Common and Warrants set forth on Schedule 1 attached hereto.

1.2.	Purchase Price. The consideration to be paid by Purchaser to the Company for the Class A Common and Warrants shall be as set forth in Schedule 1 (the “Purchase Price”). The Purchase Price shall be paid in accordance with this Section 1.2.

1.2.1.	The Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Ropes & Gray LLP at One International Place, Boston, MA 02110, on January 28, 2008 (the “Closing Date”), or at such other place and such other date as Purchaser and the Company may agree in writing. At the Closing:

1.2.1.1.	Purchaser shall deliver the Purchase Price in cash by wire transfer of immediately available federal funds to accounts specified by the Company;

1.2.1.2.	Company shall deliver or cause to be delivered to Purchaser (i) certificates representing the Class A Common purchased by Purchaser hereunder and (ii) the agreements evidencing the Warrants purchased by Purchaser hereunder.

2.	Representations and Warranties.

2.1.	Representations of the Company. Company represents and warrants that the statements contained in this Section 2.1 are correct and complete as of the Effective Time and will be correct and complete as of the Closing Date.

2.1.1.	Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.1.2.	Authorization of Transaction. Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by Company to authorize and permit the execution and delivery by Company of this Agreement and the instruments required to be executed and delivered pursuant hereto, the performance of Company of its obligations hereunder, and the consummation by Company of the transactions contemplated herein, have been duly and properly taken. This Agreement constitutes a valid and binding obligation of Company enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and by general equity principles.

2.1.3.	Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in a breach or violation of, or a default by the Company under (i) any federal, state, local or foreign law, statute, rule or regulation to which the Company or any of its assets is subject; (ii) any provision of the certificate of incorporation of the Company; (iii) any agreement to which the Company is a party or by which the Company or any of its assets are bound; or (iv) any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its assets. No consent, approval, order or authorization of, or negotiation, declaration or filing with, any governmental authority or other entity is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

2.1.4.

Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provision of this Agreement, and the shares of Common Stock issuable upon conversion of the Warrants, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

2.2.	Representations of Purchaser. Purchaser represents and warrants that the statements contained in this Section 2.2 are correct and complete as of the Effective Time and will be correct and complete as of the Closing Date.

2.2.1.	Authorization; Binding Agreement. Purchaser has the full power and authority to enter into and perform this Agreement. All action on the part of Purchaser necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Purchaser hereunder have been taken, and, assuming due execution and delivery by the Company, this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2.2.	Securities Regulation. Purchaser acknowledges and agrees that the Shares are being transferred and sold pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”) and exemptions contained in applicable state securities laws, and that Shares cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under the Securities Act and those state acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts. Purchaser understands that Purchaser has no contractual right under this Agreement for the registration under the Securities Act of the Shares for public sale and that, unless the Shares are registered or an exemption from registration is available, the Shares may be required to be held indefinitely.

2.2.3.	Investment Intent. Purchaser is acquiring the Shares with the intent of holding the same for investment for Purchaser’s own account and without the intent or a view of participating directly or indirectly in any distribution of such Shares within the meaning of the Securities Act or any applicable state securities laws in a manner that would violate such laws.

2.2.4.

Information, Knowledge and Experience. Purchaser is an informed and sophisticated investor. Purchaser has such knowledge and experience in financial, tax, and business matters as to enable Purchaser to evaluate the merits and risks of Purchaser’s investment in the Company and to make an informed investment decision with respect thereto. Purchaser has undertaken such investigation and has been provided with and has evaluated such documents and information as Purchaser has deemed necessary to enable Purchaser to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Purchaser represents that Purchaser has had an opportunity to select and consult with such attorneys, business consultants and any other person(s) with whom Purchaser wished to confer since the time when the proposed transaction and Purchaser’s participation was first discussed with Purchaser. Purchaser agrees to accept the Shares in the Company based upon Purchaser’s own inspection, examination and determination with respect to all matters related to the transactions contemplated hereby.

2.2.5.	Economic Risk. Purchaser is able to bear the economic risk of Purchaser’s investment in the Shares.

2.2.6.	No Reliance on Company. Purchaser acknowledges that neither it, nor any director, officer, manager, employee, agent or affiliate of Purchaser, nor any holder, directly or indirectly, of any equity interest in Purchaser, has relied or is relying on any statements, due diligence or other investigation by the Company or any officer, director, manager, employee, attorney, agent or affiliate of either of the Company in connection with Purchaser’s decision with respect to the execution, delivery and performance of this Agreement.

3.	Conditions to Closing.

3.1.	Representations and Warranties of the Seller. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) as of the date of this Agreement and (ii) as of the Closing Date with the same effect as though made as of the Closing Date. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by an authorized officer of the Seller, confirming the foregoing.

3.2.	Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct (i) as the date of this Agreement and (ii) as of the Closing Date with the same effect as though made as of the Closing Date.

3.3.	Approval by Company. The Company shall have approved the sale of the Shares.

4.	Cooperation; Further Assurances. The Company and Purchaser agree to execute all such further instruments and perform all such acts that are or may become reasonably necessary to carry out the intent of this Agreement or are reasonably requested.

5.	Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, oral or written, to the extent they relate in any way to the subject matter hereof.

6.	Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other Party hereto.

7.	Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

9.	Counterparts. This Agreement may be executed in any number of counterparts that together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COMPANY:	MCP-MSC ACQUISITION, INC

	By:	/s/ Adam S. Doctoroff
	Name:	Adam S. Doctoroff
	Title:	Vice President

PURCHASER:	MCP-MSC EQUITY INVESTMENT, LLC

MONITOR CLIPPER EQUITY PARTNERS II, L.P.

	By:	MONITOR CLIPPER PARTNERS II, L.P.,
its general partner

	By:	MCP GP II, INC.
its general partner

	By:	/s/ April Evans
	Name:	April Evans
	Title:	CFO and Secretary

MONITOR CLIPPER EQUITY PARTNERS (NQP) II, L.P.

	By:	MONITOR CLIPPER PARTNERS II, L.P.,
its general partner

	By:	MCP GP II, INC.
its general partner

	By:	/s/ April Evans
	Name:	April Evans
	Title:	CFO and Secretary

Signature Page for Class A Common Stock and Warrant Purchase Agreement between MCP-MSC Equity Investment, LLC and MCP-MSC Acquisition, Inc dated January 28, 2008.

Schedule 1

CAPITAL STOCK AND WARRANTS OWNED BY SELLER

Security	Number	Purchase Price
Class A Common Stock, par value $0.001 per share (“Class A Common”)	31,500,000	$31,433,947

Warrants	6,605,366	66,053.66